EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Third Quarter 2014 Financial Results

MIDVALE, Utah, Dec. 4, 2014 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the "Company") (Nasdaq:SPWH) today announced financial results for the thirteen weeks ended November 1, 2014.

For the thirteen weeks ended November 1, 2014:

  Net sales increased by 4.3% to $182.5 million from $175.1 million in the third quarter of fiscal 2013. Same store sales decreased by 6.2%, primarily as a result of the decline in demand for firearms and ammunition.
  Income from operations increased to $18.6 million from $17.0 million in the third quarter of fiscal 2013.
  The Company opened one new store in the third quarter of fiscal 2014 and ended the quarter with 55 stores in 18 states, a unit increase of 17.0% from the end of the third quarter of fiscal 2013.
  Interest expense decreased to $4.1 million from $13.3 million in the third quarter of fiscal 2013.
  Net income was $8.9 million compared to $2.2 million in the third quarter of fiscal 2013. Adjusted net income, which excludes expenses related to refinancing our term loan in the third quarter of fiscal 2013, net of taxes (see "GAAP and Non-GAAP Measures"), was $8.9 million compared to adjusted net income of $7.1 million for the third quarter of fiscal 2013.
  Diluted earnings per share was $0.21 compared to diluted earnings per share of $0.07 in the third quarter of fiscal 2013. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures"), was $0.21 compared to adjusted diluted earnings per share of $0.17 in the third quarter of fiscal 2013.
  Adjusted EBITDA was $21.8 million compared to $19.2 million in the third quarter of fiscal 2013 (see "GAAP and Non-GAAP Measures").

John Schaefer, President and Chief Executive Officer, stated: "Our third quarter earnings came in above our guidance range driven by solid results from our non-hunting and shooting product categories combined with positive new store performance and margin expansion. We remain focused on our strategic growth initiatives and continue to see significant opportunities to capture additional share of the outdoor sporting goods market given the abundant white space opportunity and our unique positioning. We believe our everyday value, high service levels and local shopping convenience continue to be important distinguishing factors that drive our customer value proposition."

For the thirty-nine weeks ended November 1, 2014:

  Net sales increased by 1.5% to $474.4 million from $467.4 million in the first nine months of fiscal 2013. Same store sales decreased by 9.5%, primarily as a result of the decline in demand for firearms and ammunition.
  Income from operations decreased to $30.7 million from $43.6 million in the first nine months of fiscal 2013. Adjusted income from operations, which excludes expenses related to bonuses paid as a result of the successful completion of our initial public offering ("IPO") in the first quarter of fiscal 2014 (see "GAAP and Non-GAAP Measures"), was $32.9 million as compared to $43.6 million in the first nine months of fiscal 2013.
  The Company opened eight new stores in the first nine months of fiscal 2014.
  Interest expense decreased to $13.5 million from $19.9 million in the first nine months of fiscal 2013.
  Net income was $10.6 million compared to $14.3 million in the first nine months of fiscal 2013. Adjusted net income, which excludes expenses related to bonuses paid in connection with our IPO in the first quarter of 2014, net of taxes and expenses related to the refinancing of our term loan in 2013, net of taxes (see "GAAP and Non-GAAP Measures"), was $12.0 million compared to adjusted net income of $19.2 million for the first nine months of fiscal 2013.
  Diluted earnings per share was $0.27 compared to diluted earnings per share of $0.43 in the first nine months of fiscal 2013. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures"), was $0.28 compared to adjusted diluted earnings per share of $0.46 in the first nine months of fiscal 2013.
  Adjusted EBITDA was $44.6 million compared to $51.5 million in the first nine months of fiscal 2013 (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of November 1, 2014:

  Cash: $1.7 million
  Total debt: $219.3 million, consisting of $62.9 million outstanding under our revolving credit facility and $156.4 million outstanding under our term loans, net of unamortized discount.
  Total liquidity (cash plus $24.0 million of availability on revolving credit facility): $25.7 million

Fourth Quarter and Fiscal 2014 Outlook:

For the fourth quarter of fiscal 2014, net sales are expected to be in the range of $185.0 million to $190.0 million based on a decrease in same store sales from the fourth quarter of fiscal year 2013 in the range of 3.0% to 6.0%. Net income is expected to be in the range of $4.9 million to $5.6 million, with diluted earnings per share of $0.12 to $0.13 on a weighted average of approximately 42.0 million estimated common shares outstanding. Adjusted net income, which excludes $5.7 million in pre-tax charges, or $3.4 million in after-tax charges, related to the refinancing of our term loan in the fourth quarter, is expected to be in the range of $8.4 million to $9.1 million, or $0.20 to $0.22 per diluted share, on a weighted average of approximately 42.0 million estimated common shares outstanding.

For fiscal 2014, net sales are expected to be in the range of $660.0 million to $665.0 million based on opening eight new stores for the full year and a decrease in same store sales from fiscal year 2013 in the range of 7.0% to 8.0%. Net income is expected to be in the range of $15.5 million to $16.3 million, with diluted earnings per share of $0.37 to $0.39 (which includes the impact of $1.4 million in expenses related to IPO bonuses and the $3.5 million of term loan refinance expenses, net of taxes) on approximately 42.0 million estimated weighted average common shares outstanding. Excluding $4.9 million, or $0.11 per adjusted diluted share, in expenses related to the IPO bonuses and term loan refinance costs, adjusted net income for fiscal 2014 is expected to be in the range of $20.4 million to $21.1 million, or $0.48 to $0.50 per diluted share, based on a weighted average diluted share count of 42.0 million.

Conference Call Information:

A conference call to discuss third quarter fiscal 2014 financial results is scheduled for today, December 4, 2014, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the "SEC"): adjusted income from operations, adjusted net income, adjusted diluted weighted average shares outstanding, adjusted diluted earnings per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under "GAAP and Non-GAAP Measures" in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include our outlook for the fourth quarter and full fiscal year 2014. Investors can identify these statements by the fact that they use words such as "continue," "expect," "may," "opportunity" "plan," "future" "ahead" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's retail-based business model, general economic conditions and consumer spending, the Company's concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the company's expansion into new markets and planned growth, current and future government regulations, risks related to the Company's continued retention of its key management, the Company's distribution center, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption "Risk Factors" in our Form 10-Q for the fiscal quarter ended May 3, 2014 filed with the SEC on June 11, 2014 and our other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended				For the Thirty Nine Weeks Ended

	November 1, 2014	% of net sales	November 2, 2013	% of net sales	November 1, 2014	% of net sales	November 2, 2013	% of net sales

Net sales	$ 182,532	100.0%	$ 175,059	100.0%	$ 474,425	100.0%	$ 467,436	100.0%
Cost of goods sold	121,881	66.8%	119,836	68.5%	320,819	67.6%	317,090	67.8%
Gross profit	60,651	33.2%	55,223	31.5%	153,606	32.4%	150,346	32.2%

Operating expenses:
Selling, general and administrative expenses	42,026	23.0%	38,240	21.8%	122,859	25.9%	106,642	22.8%
Bankruptcy related expenses	--	0.0%	--	0.0%	--	0.0%	55	0.0%
	42,026	23.0%	38,240	21.8%	122,859	25.9%	106,697	22.8%
Income from operations	18,625	10.2%	16,983	9.7%	30,747	6.5%	43,649	9.3%
Interest expense	(4,122)	(2.3%)	(13,302)	(7.6%)	(13,487)	(2.8%)	(19,895)	(4.3%)
Income before income tax expense	14,503	7.9%	3,681	2.1%	17,260	3.6%	23,754	5.1%
Income tax expense	(5,587)	(3.1%)	(1,459)	(0.8%)	(6,649)	(1.4%)	(9,417)	(2.0%)
Net income	$ 8,916	4.9%	$ 2,222	1.3%	$ 10,611	2.2%	$ 14,337	3.1%

Earnings per share
Basic	$ 0.21		$ 0.07		$ 0.27		$ 0.43
Diluted	$ 0.21		$ 0.07		$ 0.27		$ 0.43

Weighted average shares outstanding
Basic	41,818		33,229		39,342		33,229
Diluted	41,931		33,229		39,553		33,229

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	November 1, 2014	February 1, 2014
Current assets:
Cash and cash equivalents	$ 1,738	$ 1,354
Accounts receivable, net	470	413
Merchandise inventories, net	230,602	161,334
Prepaid expenses and other	8,944	7,753
Income taxes receivable	6,828	2,229
Deferred income taxes	2,632	3,233
Total current assets	251,214	176,316
Property and equipment, net	49,849	31,494
Deferred income taxes	6,051	6,051
Definite lived intangible assets, net	6,181	7,535
Other long-term assets, net	2,371	2,833
	$ 315,666	$ 224,229
	.	.
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$ 62,112	$ 27,664
Accrued expenses	38,396	31,884
Revolving line of credit	62,894	29,052
Current portion of long-term debt, net of discount	1,860	1,860
Current portion of deferred rent	2,674	2,640
Total current liabilities	167,936	93,100

Long-term liabilities:
Long-term debt, net of discount and current portion	154,577	229,272
Deferred rent credit, net of current portion	28,171	22,953
Total long-term liabilities	182,748	252,225
Total liabilities	350,684	345,325

Stockholders' deficit:
Common stock	418	273
Restricted stock	--	57
Additional paid-in capital	75,744	365
Accumulated deficit	(111,180)	(121,791)
Total stockholders' deficit	(35,018)	(121,096)
	$ 315,666	$ 224,229

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	November 1, 2014	November 2, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 10,611	$ 14,337
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	5,183	3,290
Amortization of discount on debt and deferred financing fees	977	6,607
Amortization of definite lived intangible	1,354	1,065
Net increase (decrease) in deferred rent credit	5,252	(65)
Gain on asset dispositions	--	(112)
Deferred income taxes	(403)	(1,038)
Stock-based compensation	2,780	--
Change in assets and liabilities, net of acquisition:
Accounts receivable, net	(57)	1,266
Merchandise inventories	(69,268)	(75,499)
Prepaid expenses and other	(1,338)	1,824
Other long-term assets	--	49
Accounts payable	34,448	17,051
Accrued expenses	303	1,194
Income taxes receivable and payable	(3,595)	(10,079)
Net cash used in operating activities	(13,753)	(40,110)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(23,538)	(15,518)
Purchase of business	--	(47,767)
Proceeds from sale of fixed assets	--	124
Net cash used in investing activities	(23,538)	(63,161)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	33,842	57,313
Borrowings on term loan	--	235,000
Issuance of common stock, net	73,393	--
Dividends paid	--	(101,065)
Increase in book overdraft	6,209	11,733
Excess tax benefits from stock-based compensation arrangements	287	--
Payment of withholdings on restricted stock units	(993)	--
Payment of deferred financing costs	--	(3,960)
Principal payments on unsecured note payable	--	(2,756)
Principal payments on long-term debt	(75,063)	(125,275)
Discount on term loan	--	(2,938)
Net cash provided by financing activities	37,675	68,052

Net change in cash and cash equivalents	384	(35,219)
Cash and cash equivalents at beginning of year	1,354	36,515
Cash and cash equivalents at end of year	$ 1,738	$ 1,296

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Thirty Nine Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Income from operations	$ 18,625	$ 16,983	$ 30,747	$ 43,649
IPO bonus (1)	--	--	2,200	--
Adjusted income from operations	$ 18,625	$ 16,983	$ 32,947	$ 43,649

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$ 8,916	$ 2,222	$ 10,611	$ 14,337
IPO bonus (1)	--	--	2,200	--
Less tax benefit related to IPO bonus	--	--	(847)	--
Refinance related costs (2)	--	8,080	--	8,080
Less tax benefit related to refinance related costs	--	(3,200)	--	(3,200)
Adjusted net income	$ 8,916	$ 7,102	$ 11,964	$ 19,217

Denominator:
Diluted weighted average shares outstanding	41,931	33,229	39,553	33,229
Initial public offering shares issuance (3)	--	8,683	2,476	8,683
Adjusted diluted weighted average shares outstanding	41,931	41,912	42,029	41,912

Earnings per share:
Earnings per share	$ 0.21	$ 0.07	$ 0.27	$ 0.43
Impact of adjustments to numerator and denominator	--	0.10	0.01	0.03
Adjusted earnings per common share	$ 0.21	$ 0.17	$ 0.28	$ 0.46

Reconciliation of net income to adjusted EBITDA:
Net income	$ 8,916	$ 2,222	$ 10,611	$ 14,337
Interest expense	4,122	13,302	13,487	19,895
Income tax expense	5,587	1,459	6,649	9,417
Depreciation and amortization	2,468	1,929	6,538	4,355
Stock-based compensation expense (4)	522	--	2,780	--
Pre-opening expenses (5)	230	234	2,359	1,071
IPO bonus (1)	--	--	2,200	--
Bankruptcy-related expenses (6)	--	--	--	55
Acquisition expenses (7)	--	7	--	2,331
Adjusted EBITDA	$ 21,845	$ 19,153	$ 44,624	$ 51,461

(1) As a result of the completion of our initial public offering and pursuant to the terms of the employment agreements with our executive officers, we paid $2.2 million in bonuses to our executive officers.
(2) Refinance related costs are one time expenses associated with the prepayment penalty and write off of the issuance discount and other deferred financing costs associated with the August 20, 2013 refinance of the Company's term loan.
(3) Assumes our IPO was effective as of February 3, 2013, the first day of our fiscal year 2013.
(4) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan.
(5) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.
(6) On March 21, 2009, Sportsman's Warehouse Holdings, Inc. and its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, seeking to reorganize the business under the provisions of the Bankruptcy Code. The plan of reorganization under the Bankruptcy Code was confirmed by the United States Bankruptcy Court for the District of Delaware on July 30, 2009 and became effective when all material conditions of the plan of reorganization were satisfied on August 14, 2009. We incurred certain costs related to our restructuring and emergence from Chapter 11 bankruptcy and included a liability as part of the reorganization value at August 14, 2009, the date of emergence from bankruptcy. Bankruptcy-related expenses are those amounts that are greater than the initial estimated restructuring costs, whereas bankruptcy-related benefits are those amounts that are less than the initial estimated costs. They are expensed as incurred.
(7) Acquisition expenses for the 39 and 13 weeks ended November 2, 2013 relate to the costs associated with the acquisition in March 2013 of our ten previously operated stores in Montana, Oregon and Washington.
CONTACT: Investor Contact:
         ICR, Inc.
         Farah Soi/Rachel Schacter
         (203) 682-8200
         investors@sportsmanswarehouse.com